Energy Fuels Announces Pricing of Upsized $600 Million Offering of 0.75% Convertible Senior Notes Due 2031

DENVER, October 1, 2025 / CNW / Energy Fuels Inc. ("Energy Fuels") (NYSE: UUUU) (TSX: EFR), a leading U.S. producer of uranium, rare earths, and critical minerals, today announced the pricing of $600 million aggregate principal amount of 0.75% Convertible Senior Notes due 2031 (the "notes") in a private placement (the "offering") to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"). The size of the offering was increased from the previously announced $550.0 million aggregate principal amount of notes.

In addition, Energy Fuels granted the initial purchasers of the notes an option to purchase, during a 13-day period beginning on, and including, the date on which the notes are first issued, up to an additional $100 million aggregate principal amount of notes. The offering is expected to close on October 3, 2025, subject to the satisfaction of customary closing conditions.

The notes will be general senior unsecured obligations of Energy Fuels and will accrue interest payable semiannually in arrears on May 1 and November 1 of each year, beginning on May 1, 2026, at a rate of 0.75% per year. The Notes will mature on November 1, 2031, unless earlier converted, redeemed or repurchased.

Energy Fuels estimates that the net proceeds from the offering will be approximately $578.1 million (or approximately $674.6 million if the initial purchasers exercise their option to purchase additional notes in full) after deducting the initial purchasers' discounts and commissions and estimated offering expenses payable by Energy Fuels. Energy Fuels expects to use the net proceeds from the offering (i) to pay the approximately $45.9 million cost of the capped call transactions (as described below) (or approximately $53.55 million if the initial purchasers exercise their option to purchase additional notes in full) and (ii) to provide Energy Fuels with additional financial flexibility and enhanced options with respect to any or all of the following: (1) funding development expenditures, including project financing, required for the Company's planned Phase 2 rare earth separations circuit expansion at the White Mesa Mill; (2) funding development and earn-in expenditures, including project financing, required for the Company's Donald heavy mineral sands and rare earth project in Australia; and (3) general corporate needs, ongoing operational needs and working capital requirements. If the initial purchasers exercise their option to purchase additional notes, Energy Fuels expects to use a portion of the net proceeds from the sale of the additional notes to enter into additional capped call transactions with the option counterparties (as defined below) and the remaining net proceeds for the purposes described above.

The notes will be convertible at the option of the holders in certain circumstances. The notes will be convertible into cash, common shares of Energy Fuels ("common shares") or a combination of cash and common shares, at Energy Fuels' election. The initial conversion rate is 49.1672 common shares per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $20.34 per common share, which represents a conversion premium of approximately 32.5% to the last reported sale price of the common shares on the NYSE American on September 30, 2025), and will be subject to customary anti-dilution adjustments. In addition, following certain corporate events that occur prior to the maturity date of the notes or if Energy Fuels delivers a notice of redemption, Energy Fuels will, in certain circumstances, increase the conversion rate of the notes for a holder who elects to convert its notes in connection with such a corporate event or convert its notes called (or deemed called) for redemption during the related redemption period, as the case may be.

Energy Fuels may not redeem the notes prior to November 6, 2028, except upon the occurrence of certain changes to the laws governing withholding taxes as described below. Energy Fuels may redeem for cash all or any portion of the notes (subject to the partial redemption limitation described below), at its option, on or after November 6, 2028, but only if the last reported sale price of the common shares has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which Energy Fuels provides notice of redemption. Energy Fuels may also redeem for cash all but not part of the notes, at its option, subject to certain conditions, upon the occurrence of certain changes to the laws governing withholding taxes. Redemptions of notes, in either case, shall be at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. If Energy Fuels redeems less than all of the outstanding notes, at least $100 million aggregate principal amount of notes must be outstanding and not subject to redemption as of, and after giving effect to, delivery of the relevant redemption notice.

If Energy Fuels undergoes a "fundamental change" (as defined in the indenture governing the notes), subject to certain conditions and limited exceptions, Energy Fuels will be required to make an offer to holders to repurchase for cash all or any portion of their notes at a repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

In connection with the pricing of the notes, Energy Fuels entered into privately negotiated capped call transactions with certain of the initial purchasers of the notes and/or other financial institutions (the "option counterparties"). The capped call transactions will cover, subject to anti-dilution adjustments substantially similar to those applicable to the notes, the number of common shares initially underlying the notes. The capped call transactions are expected generally to reduce the potential dilution to the common shares upon any conversion of notes and/or offset any cash payments Energy Fuels is required to make in excess of the principal amount of converted notes, as the case may be, with such reduction and/or offset subject to a cap.

The cap price of the capped call transactions relating to the notes is initially $30.70, which represents a premium of 100% over the last reported sale price of the common shares on the NYSE American on September 30, 2025, and is subject to certain adjustments under the terms of the capped call transactions.

In connection with establishing their initial hedges of the capped call transactions, Energy Fuels expects that the option counterparties or their respective affiliates will enter into various derivative transactions with respect to the common shares and/or purchase common shares concurrently with or shortly after the pricing of the notes, including with, or from, certain investors in the notes. This activity could increase (or reduce the size of any decrease in) the market price of common shares or the trading price of the notes at that time.

In addition, the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to the common shares and/or purchasing or selling common shares or other securities of Energy Fuels in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and may do so in connection with any repurchase of the notes and/or during any observation period related to a conversion of the notes). This activity could also cause or avoid an increase or a decrease in the market price of the common shares or the notes, which could affect a noteholder's ability to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of notes, it could affect the number of common shares, if any, and the value of the consideration that a noteholder will receive upon conversion of its notes.

The notes and any common shares issuable upon conversion of the notes have not been and will not be registered under the Securities Act, any state securities laws or the securities laws of any other jurisdiction, and unless so registered, may not be offered or sold in the United States or to, or for the account or benefit of, U.S. persons, absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws. No notes will be offered in Canada. The offering is subject to final acceptance of the Toronto Stock Exchange.

This press release is neither an offer to sell nor a solicitation of an offer to buy any of the securities being offered in the offering nor shall it constitute an offer, solicitation or sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification thereof under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains "Forward Looking Information" and "Forward Looking Statements" within the meaning of applicable United States and Canadian securities legislation, including statements concerning the anticipated completion of the offering and capped call transactions, the potential impact of the foregoing or related transactions on dilution to the common shares and the market price of the common shares or the trading price of the notes,  and the anticipated use of proceeds from the offering. The words "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," "seek," "plan," "project," "target," "looking ahead," "look to," "move into," and similar expressions are intended to identify forward-looking statements. Forward-looking statements represent Energy Fuels' current beliefs, estimates and assumptions only as of the date of this press release, and information contained in this press release should not be relied upon as representing Energy Fuels' estimates as of any subsequent date. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to market risks, trends and conditions. These risks are not exhaustive. Further information on these and other risks that could affect Energy Fuels' results is included in its filings with the Securities and Exchange Commission ("SEC"), including its Annual Report on Form 10-K for the year ended December 31, 2024, its Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 and the future reports that it may file from time to time with the SEC. Energy Fuels assumes no obligation to, and does not currently intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

About Energy Fuels

Energy Fuels is a leading U.S.-based critical minerals company focused on uranium, rare earth elements, heavy mineral sands, vanadium and medical isotopes. Energy Fuels, which owns and operates several conventional and in-situ recovery uranium projects in the western United States, has been the leading U.S. producer of natural uranium concentrate for the past several years, which is sold to nuclear utilities that process it further for the production of carbon-free nuclear energy. Energy Fuels also owns the White Mesa Mill in Utah, which is the only fully licensed and operating conventional uranium processing facility in the United States. At the Mill, Energy Fuels also produces advanced rare earth element products, vanadium oxide (when market conditions warrant), and is evaluating the potential recovery of certain medical isotopes from existing uranium process streams needed for emerging Targeted Alpha Therapy cancer treatments. Energy Fuels is developing three (3) heavy mineral sands projects: the Toliara Project in Madagascar; the Bahia Project in Brazil; and the Donald Project in Australia in which Energy Fuels has the right to earn up to a 49% interest through a joint venture with Astron Corporation Limited. Energy Fuels is based in Lakewood, Colorado, near Denver.